Exhibit 10.2

Execution Version

SPONSOR GUARANTY AGREEMENT

THIS SPONSOR GUARANTY AGREEMENT (this “Guaranty”) is made as of January 24, 2024, by Rodina Capital (the “Guarantor”) in favor of MidCap Funding IV Trust, as agent (in such capacity, together with its successors and permitted assigns, “Agent”) for the Lenders (as defined in the Credit Agreement referenced below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit, Security and Guaranty Agreement, dated as of June 7, 2023 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Rubicon Technologies Holdings, LLC, a Delaware limited liability company, Rubicon Technologies International, Inc., a Delaware corporation, Rubicon Global, LLC, a Delaware limited liability company, CleanCo LLC, a New Jersey limited liability company, Charter Waste Management, Inc., a Delaware corporation, RiverRoad Waste Solutions, Inc., a New Jersey corporation, and each additional borrower that may hereafter be added to the Credit Agreement (“Borrowers”), Rubicon Technologies, Inc. and the other guarantors from time to time party thereto, the Lenders from time to time party thereto and Agent, the Lenders have severally agreed to make certain extensions of credit or other financial accommodations to Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the terms of the Credit Agreement, Borrowers are liable for the Obligations, including, without limitation, the Loans and other financial accommodations to Borrowers from the Lenders (including Agent in its individual capacity as a Lender) under the Credit Agreement and the other Financing Documents referred to therein;

WHEREAS, Guarantor is an indirect legal and beneficial owner of a majority of the issued and outstanding equity interests of the Borrowers, and as such, Guarantor have derived and will continue to derive substantial benefit and advantage from the Loans and other financial accommodations available to Borrowers as set forth in the Credit Agreement, and it will be to Guarantor’s direct interest and economic benefit to assist Borrowers in procuring the continued issuance of Loans and other financial accommodations pursuant to the Credit Agreement; and

WHEREAS, in order to induce Agent and the Lenders to make certain accommodations under the Credit Agreement, Guarantor has agreed to guaranty certain of the Obligations pursuant to the terms and subject to the limitations set forth in this Guaranty.

NOW, THEREFORE, for and in consideration of the premises and in order to induce Agent and the Lenders to make certain financial accommodations available to Borrowers pursuant to the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1. Definitions: Capitalized terms used herein which are not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement. As used herein, the following terms shall have the following meanings:

“Capital Commitment” means, with respect to the Guarantor, on any date of determination, an amount equal to the sum of: (a) the aggregate amount of all remaining non-contingent capital commitments of all of the partners of the Guarantor available to be called under its organizational documents, plus (b) all unrestricted cash and Cash Equivalents of the Guarantor, less (c) the aggregate outstanding amount of the Guarantor Obligations of the Guarantor, in each case, as of such date of determination.

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“Guarantor Bankruptcy Event” means the occurrence of any of the types of events described in Section 10.1(e) or (f) of the Credit Agreement with respect to the Guarantor (without giving effect to any related cure or grace periods).

“Guarantor Event of Default” shall mean any of the events specified in Section 9 hereof with respect to the Guarantor; provided, any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Guarantor Obligations” means, without duplication, the collective reference to: (a) all obligations that would be reflected as liabilities on a balance sheet of a Guarantor (including any liability of another Person secured by a Lien on any assets of the Guarantor and including guaranties by the Guarantor of liabilities of another Person), but excluding the obligations of the Guarantor under this Guaranty, and (b) all contingent obligations of a Guarantor.

“Guaranty Trigger Event” means (a) the occurrence of an “Event of Default” under the Credit Agreement, (b) the occurrence of a Guarantor Event of Default.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of the Guarantor, (b) a material impairment of the ability of the Guarantor to perform any of its obligations under this Guaranty or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Guarantor of this Guaranty.

2. Guaranty of Payment and Performance.

(a) Subject to the limitations contained in the last sentence of this Section 2(a), the Guarantor hereby absolutely, unconditionally and irrevocably guaranties, as primary obligor and not merely as a surety, the full and punctual performance and payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Financing Document, of the Obligations of Borrowers and each other Credit Party, whether existing on the date hereof or hereinafter incurred or created. The Guarantor’s obligation hereunder shall be a guaranty of payment and performance, and not of collection only. Notwithstanding anything set forth herein to the contrary:

(i) the liability of the Guarantor under this Guaranty shall be limited to an amount equal to (A) the lesser of (x) $10,000,000 and (y) the sum of (1) all Revolving Loan Availability generated pursuant to clause (e) of the definition of “Borrowing Base” contained in the Credit Agreement plus (2) all Revolving Loan Availability in excess of $20,000,000 generated pursuant to clause (b) of the definition of “Borrowing Base” contained in the Credit Agreement plus (B) the aggregate amount of costs and expenses payable by Guarantor pursuant to Section 3 hereof (the “Guaranteed Obligations”); and

(ii) Agent may not make demand for payment under this Guaranty unless a Guaranty Trigger Event has occurred and is continuing.

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(b) The Guarantor acknowledges that valuable consideration supports this Guaranty, including, without limitation, the consideration set forth in the recitals above as well as any commitment to lend, extension of credit or other financial accommodations, whether heretofore or hereafter made by the Lenders or Agent to Borrowers, any extension, renewal or replacement of any of the Obligations, any waiver of any Event of Default with respect to the Obligations or otherwise, any cancellation of an existing guaranty, any purchase of any Borrower’s assets by Agent or any Lender, or any other valuable consideration.

(c) The Guarantor agrees that all payments under this Guaranty shall be made in immediately available and freely transferable United States currency and in the same manner as provided for the Obligations. Any payments received by Agent pursuant to this Guaranty shall be applied to the Obligations pursuant to and in accordance with the Credit Agreement.

(d) Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any interests, liens and security interests granted by Guarantor as security for this Guaranty (if any), not constitute a “Fraudulent Conveyance” (as defined below) in the event that this Guaranty or such interest is subject to the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.) (the “Bankruptcy Code”) or any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state. Consequently, Guarantor and Agent agree that if this Guaranty, or any such interests, liens or security interests securing this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such interest, lien or security interest to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, as in effect from time to time.

3. Costs and Expenses.

Guarantor agrees to pay on written demand, if not paid by Borrowers, all reasonable and documented out-of-pocket costs and expenses incurred by Agent and the Lenders in connection with: (a) any refinancing or restructuring of the guaranty arrangements provided hereunder in the nature of a “work-out”, (b) the enforcement or preservation of any right or remedy under this Guaranty, and (c) realizing upon or protecting or preserving any collateral security for this Guaranty or for payment of any of the obligations of the Guarantor hereunder. “Costs and expenses” as used in the preceding sentence shall include, without limitation, reasonable and documented out-of-pocket attorneys’ fees incurred by Agent or any Lender in retaining counsel for advice, suit, appeal, any insolvency or other proceedings under the Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

4. Nature of Guaranty: Continuing, Absolute and Unconditional.

(a) This Guaranty is and is intended to be a continuing guaranty of payment of the applicable Obligations, and not of collectability, and is intended to be independent of and in addition to any other guaranty, indorsement, collateral or other agreement held by Agent or the Lenders therefor or with respect thereto, whether or not furnished by the Guarantor. Neither Agent nor any Lender shall be required to prosecute collection, enforcement or other remedies against Borrowers, any other Credit Party or any other guarantor of the Obligations or any other Person, or to enforce or resort to any of the Collateral or other rights or remedies pertaining thereto, before calling on the Guarantor for payment. The obligations of the Guarantor to repay the applicable Obligations guaranteed by it hereunder shall be unconditional.

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(b) For the further security of Agent and the Lenders, and without in any way diminishing the liability of the Guarantor hereunder, following the occurrence of an Event of Default, all debts and liabilities, present or future of Borrowers and the other Credit Parties to the Guarantor and all monies received from Borrowers and the other Credit Parties or for its account by the Guarantor in respect thereof (in either case, excluding payments permitted to be made pursuant to the terms of Section 5.3 of the Credit Agreement) shall be received in trust for Agent and the Lenders and forthwith upon receipt shall be paid over to Agent, for the benefit of Agent and the Lenders until all of the Obligations have been paid in full and Agent and Lenders have no further obligations to advance funds or make other extensions of credit under the Credit Agreement. This assignment and postponement is independent of and severable from this Guaranty and shall remain in full effect whether or not the Guarantor is liable for any amount under this Guaranty so long as this Guaranty has not been terminated.

(c) This Guaranty is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by the Guarantor to be the final, complete and exclusive expression of the guaranty agreement between the Guarantor and Agent, for its own benefit and on behalf of and for the benefit of the Lenders. No modification or amendment of any provision of this Guaranty shall be effective against Agent or the Guarantor unless in writing and signed by a duly authorized officer of Agent, individually and on behalf of the Lenders, and by the Guarantor.

(d) Until the Obligations have been paid in full and Agent and Lenders have no further obligations to advance funds or make other extensions of credit under the Credit Agreement or any of the other Financing Documents, no Guarantor shall have any rights of subrogation, contribution, reimbursement or exoneration, or any right to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any similar claims (whether arising under any law, ordinance, rule, regulation, order, policy or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or assets or otherwise), in each case, with respect to any payments made by the Guarantor hereunder or the exercise by Agent or any Lender of its rights with respect to the Collateral, and the Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to Agent or any Lender to secure payment of the Obligations, provided that, any of the foregoing to the contrary notwithstanding, effective upon any sale, registration, assignment or transfer of or foreclosure on, or any other disposition or remedial action in respect of, any equity interests of Borrowers or of any other Credit Party by Agent or any Lender pursuant to the Financing Documents and/or applicable law, all such rights and claims of subrogation, contribution, exoneration, reimbursement and enforcement against Borrowers or any other Credit Party shall be, and hereby are, forever extinguished and indefeasibly waived and released by the Guarantor.

5. Certain Rights and Obligations.

(a) The Guarantor acknowledges and agrees that Agent and the Lenders may, without notice, demand or any reservation of rights against the Guarantor and without affecting the Guarantor’s obligations hereunder, from time to time:

(i) renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Obligations or any part thereof or grant other indulgences to Borrowers, the other Credit Parties or any other Person;

(ii) accept from any Person and hold collateral for the payment of the Obligations or any part thereof, and modify, exchange, enforce or refrain from enforcing, or release, compromise, settle, waive, subordinate or surrender, with or without consideration, such collateral or any part thereof;

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(iii) accept and hold any indorsement or guaranty of payment of the Obligations or any part thereof, and discharge, release or substitute any such obligation of any such indorser or guarantor, or discharge, release or compromise any guarantor of the Obligations, or any other Person who has given any security interest in any collateral as security for the payment of the Obligations or any part thereof, or any other Person in any way obligated to pay the Obligations or any part thereof, and enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such indorser, guarantor, or Person;

(iv) dispose of any and all collateral securing the Obligations in any manner as Agent or the Lenders, in their sole discretion, may deem appropriate, and direct the order or manner of such disposition and the enforcement of any and all endorsements and guaranties relating to the Obligations or any part thereof as Agent or the Lenders in their sole discretion may determine;

(v) except as otherwise expressly provided in the Credit Agreement, determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Obligations (whether principal, interest, fees, costs, and expenses, or otherwise) including, without limitation, the application of payments received from any source to the payment of indebtedness other than the Obligations even though Agent or the Lenders might lawfully have elected to apply such payments to the Obligations to amounts which are not covered by this Guaranty; and

(vi) take advantage or refrain from taking advantage of any security or accept or make or refrain from accepting or making any compositions or arrangements when and in such manner as Agent or the Lenders, in their sole discretion, may deem appropriate;

and generally do or refrain from doing any act or thing which might otherwise, at law or in equity, release the liability of the Guarantor as a guarantor or surety in whole or in part, and in no case shall Agent or the Lenders be responsible or shall the Guarantor be released, either in whole or in part, for any act or omission in connection with Agent or the Lenders having sold any security at less than its value.

(b) Following the occurrence and during the continuance of a Guaranty Trigger Event, and upon written demand by Agent, to the extent required hereunder, the Guarantor hereby agrees to pay the Obligations to the extent hereinafter provided (but subject to the limitation set forth in Section 2 hereof):

(i) without deduction by reason of any setoff, defense (other than payment) or counterclaim of Borrowers, any other Credit Party, any other Guarantor or any other guarantor;

(ii) without requiring presentment, protest or notice of nonpayment or notice of default to the Guarantor, to Borrowers, to any other Credit Party or to any other Person;

(iii) without demand for payment or proof of such demand or filing of claims with a court in the event of receivership, bankruptcy or reorganization of Borrowers, any other Credit Party or any other guarantor;

(iv) without requiring Agent or the Lenders to resort first to Borrowers, any other Credit Party, any other Guarantor or any other guarantor (this being a guaranty of payment and performance and not of collection), or to any other guaranty or any collateral which Agent or the Lenders may hold;

(v) without requiring notice of acceptance hereof or assent hereto by Agent or the Lenders; and

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(vi) without requiring notice that any of the Obligations have been incurred, extended or continued or of the reliance by Agent or the Lenders upon this Guaranty;

all of which the Guarantor hereby waives.

(c) The Guarantor’s obligations hereunder shall not be affected by any of the following, all of which the Guarantor hereby waives:

(i) any failure to perfect or continue the perfection of any security interest in or other lien on any collateral securing payment of any of the Obligations or the Guarantor’s obligation hereunder;

(ii) the invalidity, unenforceability, propriety of manner of enforcement of, or loss or change in priority of any Financing Document or any such security interest or other lien or guaranty of the Obligations;

(iii) any failure to protect, preserve or insure any such collateral;

(iv) failure of the Guarantor to receive notice of any intended disposition of such collateral;

(v) any defense arising by reason of the cessation from any cause whatsoever of liability of Borrowers, any other Credit Party or any other guarantor, including, without limitation, any failure, negligence or omission by Agent or the Lenders in enforcing their claims against Borrowers, any other Credit Party or any other guarantor;

(vi) any release, settlement or compromise of any obligation of Borrowers, the other Credit Parties, or any other guarantor;

(vii) the invalidity or unenforceability of any of the Obligations;

(viii) any change of ownership of the Guarantor, Borrowers, any other Credit Party, any other Guarantor or any other guarantor or the insolvency, bankruptcy or any other change in the legal status of Borrowers, any other Credit Party, any other Guarantor or any other guarantor;

(ix) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations;

(x) the existence of any claim, setoff or other rights which the Guarantor, Borrowers, any other Credit Party, any other Guarantor, any other guarantor of the Obligations or any other Person may have at any time against Agent, any Lender or any Credit Party in connection herewith or any unrelated transaction;

(xi) Agent’s or any Lender’s election, in any case instituted under chapter 11 of the Bankruptcy Code, of the application of section 1111(b)(2) of the Bankruptcy Code;

(xii) any use of cash collateral, or grant of a security interest by Borrowers or any other Credit Party, as debtor in possession, under sections 363 or 364 of the Bankruptcy Code;

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(xiii) the disallowance of all or any portion of any of Agent’s or any Lender’s claims for repayment of the Obligations under sections 502 or 506 of the Bankruptcy Code; or

(xiv) any other fact or circumstance (other than payment in full in cash) which might otherwise constitute grounds at law or equity for the discharge or release of the Guarantor from its obligations hereunder, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xiii) of this Section 5(c).

6. Representations and Warranties.

The Guarantor represents and warrants to Agent and the Lenders as of the date of this Guaranty that:

(a) the Guarantor is a limited partnership duly organized, validly existing and in good standing under the laws of its state of formation. The Guarantor has full power, authority and legal right to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted and to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary action to authorize the guarantee hereunder on the terms and conditions of this Guaranty and to authorize the execution, delivery and performance of this Guaranty;

(b) this Guaranty has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought;

(c) the available aggregate Capital Commitments of the Guarantor equal or exceed the amount of Guaranteed Obligations from time to time and an amount of such aggregate Capital Commitments that equals or exceeds such amount is free and clear of all Liens;

(d) the execution and delivery of this Guaranty and the performance by the Guarantor of its obligations hereunder do not violate, conflict with, breach, or cause a default under, in any material respect, (i) any term, condition or provision of any Law applicable to the Guarantor, (ii) any material agreement to which the Guarantor is a party, or (iii) any provision of the limited partnership agreement (or equivalent organizational documents) of the Guarantor;

(e) the Guarantor has received and reviewed copies of the Credit Agreement and the other Financing Documents; and

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(f) all written factual information heretofore or contemporaneously herewith furnished in writing by the Guarantor to Agent or any Lender for the sole purpose of or in connection with this Guaranty and the guaranty transactions contemplated hereby, in each case with respect to the Guarantor, is, and all written factual information hereafter furnished by or on behalf of the Guarantor to Agent or any Lender pursuant hereto or in connection herewith, in each case, with respect to the Guarantor, shall be, to the knowledge of the Guarantor, true and accurate in all material respects on the date as of which such information is dated or certified taken as a whole, and none of such information taken as a whole is or will be incomplete knowingly by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made.

7. Termination.

(a) This Guaranty shall remain in full force and effect until the earliest to occur of: (i) the date on which all of the Obligations shall have been paid in full, Agent and Lenders have no further obligations to advance funds or make other extensions of credit under the Credit Agreement and the Credit Agreement shall have been terminated in accordance with Section 2.12(c) thereof, (ii) the date on which the maximum amount payable by the Guarantor pursuant to Section 2 hereof, including, without duplication, with any costs and expenses payable by Guarantor pursuant to Section 3 hereof, has been paid by or on behalf of Guarantor (other than by a Credit Party) and (iii) subject to the satisfaction of the provisions of Section 8(i) (if and to the extent applicable at such time), the Sponsor Guaranty Termination Date (as defined in the Credit Agreement). Thereafter, but subject to the following, Agent shall take such action and execute such documents as Guarantor may reasonably request (and at Guarantor’s sole cost and expense) in order to evidence the termination of this Guaranty.

(b) The Guarantor further agrees that, to the extent that Borrowers or any other Person makes a payment or payments to Agent or any of the Lenders on account of the Obligations, or Agent or the Lenders receive any proceeds of collateral securing the Obligations or any other payments with respect to the Obligations, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to Borrowers, its estate, trustee, receiver, debtor in possession or any other Person, including, without limitation, the Guarantor, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue in full force notwithstanding any contrary action which may have been taken by Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Agent’s or the Lenders’ rights under this Guaranty and shall be deemed to have been conditioned upon such payment having become final and irrevocable. This Section 7(b), and the obligations of the Guarantor under such Section, shall survive termination of this Guaranty.

8. Guarantor Covenants. The Guarantor hereby covenants and agrees with Agent, for the benefit of Agent and the Lenders, that so long as this Guaranty is in effect:

(a) Information. Upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement), the Guarantor will furnish, or cause to be furnished, to Agent, with reasonable promptness, such information regarding the financial condition of the Guarantor related to this Guaranty as Agent may reasonably request.

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(b) Preservation of Existence and Related Matters. The Guarantor will (i) preserve and maintain its separate existence and (ii) preserve and maintain all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect on the Guarantor.

(c) Capital Commitments. The Guarantor shall maintain available aggregate Capital Commitments in an amount that equals or exceeds the then-current maximum amount payable by the Guarantor pursuant to Section 2 hereof and remains free and clear of all Liens. Guarantor is permitted pursuant to the terms of its organizational documents to make capital calls in order to satisfy the Guaranteed Obligations within ten (10) Business Days of Agent’s request pursuant to Section 8(h) hereof.

(d) Set-offs. All payments required to be made by the Guarantor pursuant to this Guaranty shall be made without set-off, withholding, recoupment, counterclaim or deduction of any kind.

(e) Compliance with Law. The Guarantor will observe and remain in compliance in all material respects with all applicable laws and maintain in full force and effect all governmental licenses, authorizations, consents and approvals, in each case applicable to and necessary for the conduct of its business as then being conducted, except as could not reasonably be expected to have a Material Adverse Effect on the Guarantor.

(f) Books, Records and Inspections. The Guarantor will keep books and records of its transactions which are true and correct in all material respects in accordance with good accounting practices consistent with past practices.

(g) Consolidation or Merger. The Guarantor will not dissolve, liquidate, or wind up its affairs, or be a party to any transaction of merger or consolidation in which the Guarantor merges or consolidates with or into another Person.

(h) Required Capital Calls. At any time following and during the continuance of a Guarantor Event of Default, as and when requested in writing by Agent, the Guarantor shall make capital calls in an aggregate amount equal to the sum of (a) the lesser of (i) the outstanding Obligations as of such time; and (ii) the maximum amount payable by the Guarantor pursuant to Section 2 hereof, and (b) any amount required to pay in full any other Indebtedness or Contingent Obligations of the Guarantor, if any, which is then due and payable, which, in the sole discretion of Agent, is necessary to allow for the immediate payment of the amount determined pursuant to clause (a) without objection.

(i) Required Equity Contribution. If the Sponsor Guaranty Termination Date occurs on June 15, 2024, and, as of such date, the Agent determines in its reasonable discretion that Liquidity as of such date does not exceed $16,000,000, Guarantor agrees, within one (1) Business Day of Agent’s written request, to make a cash contribution to the Borrowers in immediately available funds, on a dollar-for-dollar basis in an amount (net of all costs and expenses related thereto) necessary to cause Liquidity to equal $16,000,000 on a pro forma basis after giving effect to such contribution and shall provide Agent with documentation reasonably satisfactory to Agent evidencing such contribution. For the avoidance of doubt, the requirements of this Section 8(i) shall survive the termination of this Agreement.

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9. Guarantor Events of Default. Each of the following shall constitute a “Guarantor Event of Default”, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental authority or otherwise:

(a) Effectiveness of Guaranty. This Guaranty or any provision hereof shall cease to be in full force and effect with respect to the Guarantor, or the Guarantor or any Person acting by or on behalf of the Guarantor shall deny or disaffirm the Guarantor’s obligations under this Guaranty.

(b) Payment. The Guarantor shall default in the payment when due of any amounts payable by the Guarantor pursuant to this Guaranty.

(c) Representations and Warranties. Any representation, warranty or statement made or deemed to be made by the Guarantor herein or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

(d) Covenants. The Guarantor shall default in the due performance or observance of any term, covenant or agreement: (i) contained in Section 8(a), 8(b)(i), 8(c), 8(g), 8(h) or 8(i) of this Guaranty or (ii) contained in any other Section of this Guaranty (other than those Sections specifically referred to in clause (i) above) and such default shall continue unremedied for a period of thirty (30) days.

(e) Guarantor Bankruptcy Event. A Guarantor Bankruptcy Event shall occur.

10. Waiver of Defenses. The Guarantor waives any and all defenses, claims and discharges of the Credit Parties, or any other obligor, pertaining to the Obligations, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Lender any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Credit Parties or any other person liable in respect of any of the Indebtedness, or any setoff available against the Agent or Lenders to the Credit Parties or any such other person, whether or not on account of a related transaction. The Guarantor agrees that the Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

11. Miscellaneous.

(a) The terms “Borrowers,” “Credit Party” and “Guarantor” as used in this Guaranty shall include: (i) any successor individual or individuals, association, partnership, limited liability company or corporation to which all or substantially all of the business or assets of Borrowers, such Credit Party or the Guarantor shall have been transferred and (ii) any other association, partnership, limited liability company, corporation or entity into or with which such Borrowers, Credit Party or Guarantor shall have been merged, consolidated, reorganized, or absorbed.

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(b) Without limiting any other right of Agent or any Lender, whenever Agent or the Lenders have the right to declare any of the Obligations to be immediately due and payable (whether or not it has been so declared), Agent and the Lenders at their sole election and without notice to the undersigned may, subject to the limitations contained in Section 2(a) hereof, appropriate and set off against the Obligations then due and owing by the Guarantor:

(i) any and all indebtedness or other moneys due or to become due to the Guarantor by Agent or the Lenders in any capacity; and

(ii) any credits or other property belonging to the Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of Agent or any Lender, or any affiliate of Agent or any Lender, whether for deposit or otherwise;

whether or not the Obligations or the obligation to pay such moneys owed by Agent or any Lender (or any of their affiliates) is then due, and Agent or such Lender (or affiliate thereof) shall be deemed to have exercised such right of set off immediately at the time of such election even though any charge therefor is made or entered on Agent’s or such Lender’s (or any affiliate thereof) records subsequent thereto. Agent and the Lenders agree to notify the Guarantor in a reasonably practicable time of any such set-off; however, failure to so notify the Guarantor shall not affect the validity of any set-off.

(c) The Guarantor’s obligation hereunder is to pay in full the Obligations when due according to the Credit Agreement solely to the extent provided herein (including subject to the limitations in Section 2 hereof), and shall not be affected by any stay or extension of time for payment by Borrowers, any other Guarantor or any other guarantor of the Obligations resulting from any proceeding under the Bankruptcy Code or any similar law.

(d) No course of dealing between Borrowers, any other Guarantor, any other guarantor of the Obligations, Agent or any Lender, and no act, delay or omission by Agent or any Lender or in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Agent and the Lenders may remedy any default by Borrowers or any other Credit Party under any agreement with Borrowers or any other Credit Party or with respect to any of the Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Borrowers or any other Credit Party. All rights and remedies of Agent and the Lenders hereunder are cumulative.

(e) This Guaranty shall inure to the benefit of Agent and the Lenders and their respective successors and assigns.

(f) Captions of the sections of this Guaranty are solely for the convenience of the parties hereto and are not an aid in the interpretation of this Guaranty and do not constitute part of the agreement of the parties set forth herein.

(g) If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

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(h) THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GUARANTOR AGAINST AGENT, ANY LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY SHALL BE BROUGHT ONLY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

(i) THIS GUARANTY AND THE TRANSACTIONS EVIDENCED HEREBY SHALL BE CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(j) Notices. All notices, demands and requests that any party is required or elects to give to any other party shall be given in accordance with the provisions of the Credit Agreement, in the case of the Guarantor, to the address set forth below the Guarantor’s signature hereto.

(k) Counterparts. This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page to this Guaranty by facsimile transmission, emailed .pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

12. Waivers.

(a) THE GUARANTOR WAIVES THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS.

(b) EACH OF THE GUARANTOR, AND BY ITS ACCEPTANCE HEREOF, AGENT, WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY AGENT OR ANY LENDER. EACH OF THE GUARANTOR, AND BY ITS ACCEPTANCE HEREOF, AGENT, AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE GUARANTOR, AND BY ITS ACCEPTANCE HEREOF, AGENT, FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

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13. Specific Performance.

The Guarantor expressly agrees that Agent and the Lenders would be irreparably damaged if this Guaranty is not specifically enforced. Upon a breach or a threatened breach of the terms or provisions of this Guaranty by the Guarantor, Agent and/or the Lenders shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, and/or decree for specific performance, in accordance with the provisions hereof, without the necessity of proof of actual charges or the posting of a bond or other security.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first written above.

RODINA CAPITAL

By:	/s/ Jose Miguel Enrich
Name:	Jose Miguel Enrich
Title:	Director

Notice	Address:

Email:

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ACKNOWLEDGED AND AGREED as of the date first above written:

MIDCAP FUNDING IV TRUST, as Agent

By:	Apollo Capital Management, L.P., its investment manager

By:	Apollo Capital Management GP, LLC, its general partner

By:	/s/ Maurice Amsellem
Name:	Maurice Amsellem
Title:	Authorized Signatory

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